UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

ARMSTRONG WORLD INDUSTRIES, INC .

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2019, Armstrong World Industries, Inc. (“AWI” or the “Company”) completed the previously announced sale of certain subsidiaries comprising the Company’s business and operations in Europe, the Middle East and Africa (including Russia) (“EMEA”) and the Pacific Rim, including the corresponding businesses and operations conducted by Worthington Armstrong Venture, a Delaware general partnership (“WAVE”), in which AWI holds a fifty-percent (50%) interest (collectively, the “Sale”), to Knauf International GmbH, a company incorporated in the Federal Republic of Germany (“Knauf”). The purchase price of $330 million in cash was previously paid by Knauf to AWI and is subject to certain post-closing adjustments as provided in the Purchase Agreement dated as of November 17, 2017, by and between the Company and Knauf (the “Purchase Agreement”), as amended by that certain Deed of Amendment dated as of July 18, 2018 (the “Deed of Amendment”).

As previously disclosed, pursuant to the Deed of Amendment, Knauf paid to AWI (i) $250 million of the purchase price on August 1, 2018, and (ii) $80 million of the purchase price on September 15, 2018, which payments will be credited against the aggregate consideration payable at closing.

As previously disclosed, on December 7, 2018, the European Commission granted conditional clearance of the transaction, subject to certain commitments intended to address concerns regarding the overlap between the activities of AWI and Knauf, including the divestment by Knauf to a third party of certain mineral fiber and grid businesses and operations in Austria, Estonia, Germany, Ireland, Italy, Latvia, Lithuania, Portugal, Spain, Turkey and the United Kingdom. The terms of the sale of the divestment business by Knauf and the identity of the purchaser were approved by the European Commission on September 23, 2019.

As previously disclosed, on May 23, 2019, the Company entered into a Transition Services Agreement with Knauf for its benefit and the benefit of the buyer of the divestment business, pursuant to which the Company is providing certain transition technology, finance and information technology support services during the period between March 18, 2019 and the date which is 12 months following closing of the Sale.

In connection with the closing of the Sale, the Company also entered into (i) an intellectual property License Agreement with Knauf for its benefit (and sublicensable to the buyer of the divestment business) under which the Company licenses certain patents, trademarks and know-how for its use in certain licensed territories, and (ii) a Supply Agreement with Knauf under which the parties may continue to purchase certain products from each other following the closing of the Sale. The Company expects to enter into a similar supply agreement with the buyer of the divestment business upon the closing of its separate transaction with Knauf.

The foregoing description of the Sale is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement, which was filed on November 20, 2017 with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and the Deed of Amendment, which was filed on July 19, 2018 with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On September 30, 2019, the Company issued a press release announcing that it had completed the Sale. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in this Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma consolidated financial statements of the Company required by this Item 9.01(b) will be filed within the time required by Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1

Share Purchase Agreement, dated as of November 17, 2017, by and between Armstrong World Industries, Inc. and Knauf International GmbH. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-02116) filed with the U.S. Securities and Exchange Commission on November 20, 2017.)

2.2

Deed of Amendment to the Share Purchase Agreement, dated as of July 18, 2018, by and between Armstrong World Industries, Inc. and Knauf International GmbH. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-02116) filed with the U.S. Securities and Exchange Commission on July 19, 2018.)

99.1	Press release issued by Armstrong World Industries, Inc. on September 30, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: September 30, 2019